Exhibit 5

                                                                 October 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  Magellan Petroleum Corporation

Ladies and Gentlemen:

         We have acted as counsel for Magellan Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company (the "Registration") of 1,300,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, as described in the Company's Registration Statement being filed on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement").

         In connection with the following opinion, we have reviewed the Registration Statement and are familiar with the action taken by the Company to date with respect to the approval and authorization of the Registration. We have examined originals, or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

         Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be registered by the Company under the Registration Statement will be validly issued, fully paid and non-assessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                                   Very truly yours,

                                                   MURTHA CULLINA LLP

                                                   By: /s/ Timothy L. Largay
                                                       ---------------------
                                                           Timothy L. Largay
                                                           A Partner of the Firm
cc: James R. Joyce